Exhibit 99.1

Lincoln Educational Services Reports Strong Third Quarter Financial Results, Student Starts Increase More Than 14%, Adjusted EBITDA Grows Nearly 31%

Conference Call Today, at 10:30 a.m. Eastern Standard Time

PARSIPPANY, N.J., November 9, 2026– Lincoln Educational Services Corporation (Nasdaq: LINC) today reported financial results for the third quarter and nine months ended September 30, 2026, as well as recent business developments.

Third Quarter 2026 Financial and Operational Highlights
(Quarter ended September 30, 2026, compared to quarter ended September 30, 2025, unless otherwise noted)

•	Student starts grew by 14.2% to 7,362[1]
•	Revenue increased 12.6% to $159.2 million from $141.4 million
•	Adjusted EBITDA increased 30.8% to $17.4 million from $13.3 million[2]
•	Net income increased 24.1% to $4.7 million, from $3.8 million
•	Diluted earnings per share increased to $0.15, from $0.12
•	Net cash from operating activities improved $11.0 million to $34.9 million versus $23.9 million last year
•	Total liquidity as of September 30, 2026, of approximately $136 million[2]
•	Ending student population rose by 11.4% to 20,325
•	Increased full-year 2026 revenue guidance

Year-to-Date 2026 Financial Highlights
(Nine months ended September 30, 2026, compared to September 30, 2025, unless otherwise noted)

•	Revenue increased 18.7%, or $70.3 million, to $445.7 million
•	Adjusted EBITDA increased 49.0% to $45.6 million from $30.6 million[2]
•	Net cash provided by operating activities increased to $61.5 million from $15.8 million
•	Student starts increased 11.0% to 18,840
•	Average student population rose by 14.4% to 18,404[1]

1 2025 figures exclude 2,764 student starts on July 1, 2025, to align with comparable student start activity in the current year, during the last week of June 2026, returning to the Company’s typical start schedule
2 A complete listing of Lincoln's non-GAAP measures, along with descriptions and reconciliations to the corresponding GAAP measures, is included at the end of this release.

Recent Business Developments

•	Completed the acquisition of previously leased Melrose Park, Illinois campus property for $18.8 million.
•
Signed new leases for an approximately 90,000 square-foot facility in Tempe, Arizona, which will be the Company’s first campus in the state and is expected to open in the first quarter of 2028, and for an approximately 36,000 square-foot focused-program facility in Suitland, Maryland, expected to open in the fourth quarter of 2027.

•	During the third quarter, the Company repurchased 871,135 shares of its common stock for approximately $21.0 million.
•	Our Board approved a $30 million increase in the existing share repurchase authorization, to $70 million in total, with more than $37 million remaining available.
•
In November, the Company entered into an amendment under its revolving credit facility that provides, among other items, greater flexibility for daily borrowing and repayment and enhanced share repurchase flexibility.

•	The new Hicksville, New York, campus, the second in the state, is expected to begin its first class in November.

“During the third quarter, we generated double-digit growth across all our key metrics, highlighted by our 14.2% increase in student starts” said Scott Shaw, President & CEO. “The strong starts reflect our organization’s flexibility and responsiveness to a dynamic marketing environment where we continue to see robust demand for our high return-on-investment training and education programs. We continue to examine effective strategies to broaden our future lead generation sources and we saw an improvement in lead conversion rate to starts during the quarter to our historic levels. Based on our year-to-date performance and current outlook, we are refining our guidance for start growth of 10% to 12% for the full year, within the previous guidance range we established following our first quarter.

“Our start-growth and increase in average student population led to solid third quarter revenue growth of 12.6%. During the period, we continued to realize operating efficiencies in many of our operations, which contributed to a 22.5% increase in operating income, 30.8% growth in Adjusted EBITDA and a 24.1% rise in net income.

“The strong cash generation, and enhanced liquidity continues to fund our growth initiatives. Our new Hicksville, NY campus is expected to begin classes this month while the construction of our Rowlett, Texas campus continues. During the quarter, we signed leases and advanced plans to develop campuses in the metropolitan Washington, D.C. and Phoenix, Arizona, markets. Our business development efforts to examine other underserved markets for both our full scale and focused-program campus models remain quite active. We also continue with our efforts to enter new partnerships or expand existing ones as the demand for skilled workers remains far higher than supply. For instance, our WorkforceLinc Division recently expanded our collaboration with CMC Corporation and entered a new partnership with ABB to train students for careers in electrical systems and technology careers serving the data center industry.

“As we look to the remainder of 2026 and the longer-term future, based on our operational performance through October and current trends, we are raising our full-year revenue guidance. The need for employees trained in the automotive, skilled trades, and healthcare fields continues its significant growth, and Lincoln Tech is providing an established, proven education and training model to help America address its chronic skills gap. Our momentum increases our confidence in achieving our long-term 2030 objectives of $850 million in revenue and $150 million of EBITDA as we continue to expand our leadership position,” Mr. Shaw concluded.

2026 THIRD QUARTER FINANCIAL RESULTS

(Quarter ended September 30, 2026, compared to quarter ended September 30, 2025)

•	Revenue increased by $17.8 million, or 12.6%, to $159.2 million, primarily due to a 10.9% increase in average student population.

•
Educational services and facilities expense increased by $9.8 million, or 17.2%, to $67.1 million. This includes a $3.1 million increase in costs related to the new campuses in Houston, Hicksville, Rowlett, and Suitland. The increase was primarily driven by costs associated with a larger student population, increased laptop pricing, and higher depreciation expense, largely resulting from capital investments to support growth initiatives.

•	Selling, general and administrative expense increased by $6.5 million, or 8.4%, to $84.3 million driven by higher student population and costs related to new campuses.

Corporate and Other

This category includes unallocated expenses incurred on behalf of the entire Company. Corporate and other expenses were $17.1 million for the three months ended September 30, 2026, compared with $17.0 million in the prior year period and remain relatively consistent year over year.

2026 YEAR-TO-DATE FINANCIAL RESULTS

(Nine months ended September 30, 2026, compared to nine months ended September 30, 2025)

•	Revenue increased by $70.3 million, or 18.7%, to $445.7 million, primarily due to a 14.4% increase in average student population.

•
Educational services and facilities expense increased by $33.7 million, or 22.2%, to $185.1 million, primarily driven by a larger student population, costs related to new campuses, and higher depreciation expense, largely resulting from capital investments to support growth initiatives.

•
Selling, general and administrative expense increased by $31.4 million, or 14.8%, to $243.1 million, primarily driven by a larger student population, higher sales and marketing expense, and costs related to new campuses and other growth initiatives.

Corporate and Other

Corporate and other expenses were $56.7 million for the nine months ended September 30, 2026, compared with $51.7 million in the prior year period. The increase was primarily driven by higher salaries and benefits to support a larger student population and to execute the Company’s growth initiatives.

FULL YEAR 2026 OUTLOOK

Based on the 2026 year-to-date operating and financial results, as well as the outlook for the remainder of the year, the Company is raising its full-year 2026 revenue guidance, narrowing its student start guidance, and reiterating its guidance for adjusted EBITDA, net income, diluted EPS and capital expenditures as follows:

	2026 Guidance
(In millions, except for student starts and diluted EPS)	Low		High
Revenue	$600.0	-	$605.0
Adjusted EBITDA[1]	$76.0	-	$80.0
Net income	$23.0	-	$26.0
Diluted EPS	$0.74	-	$0.83
Capital expenditures	$95.0	-	$100.0
Student starts	10%	-	12%

[1]
The guidance in this release includes references to non-GAAP operating measures. A reconciliation to the midpoint of the guidance can be reviewed below in the non-GAAP operating measures at the end of this release. The 2026 adjusted EBITDA guidance includes approximately $10.0 million in losses related to new campus openings and strategic growth initiatives.

CONFERENCE CALL INFO

Lincoln will host a conference call today at 10:30 a.m. Eastern Standard Time to discuss results. To access the live webcast of the conference call, please go to the Investor Overview section of Lincoln’s website at http://www.lincolntech.edu. Participants may also register via teleconference at: Q3 2026 Lincoln Educational Services Earnings Conference Call. Once registration is completed, participants will be provided with a dial-in number containing a personalized PIN to access the call. Participants are encouraged to register at least 15 minutes prior to the start of the call.

An archived version of the webcast will be accessible for 90 days at http://www.lincolntech.edu.

ABOUT LINCOLN EDUCATIONAL SERVICES CORPORATION

Lincoln Educational Services Corporation is a leading provider of diversified career-oriented post-secondary education helping to provide solutions to America’s skills gap. Lincoln offers career-oriented programs to recent high school graduates and working adults in four principal areas of study: skilled trades, automotive, health sciences and information technology. Lincoln has provided the workforce with skilled technicians since its inception in 1946 and currently operates 23 campuses in 12 states under the brands Lincoln Technical Institute, Lincoln College of Technology and Nashville Auto Diesel College. The Company was incorporated in New Jersey in 2003 as the successor-in-interest to various acquired schools including Lincoln Technical Institute, Inc. which opened its first campus in Newark, New Jersey in 1946. For more information, please go to www.lincolntech.edu.

FORWARD-LOOKING STATEMENTS

Statements in this press release and in oral statements made from time to time by representatives of Lincoln Educational Services Corporation that are not historical facts, including those made in a conference call, may be “forward-looking statements” as that term is defined in the federal securities laws. The words “may,” “will,” “expect,” “believe,” “anticipate,” “project,” “plan,” “intend,” “estimate,” “goal,” “target” and “continue,” and similar expressions and their opposite are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved, if at all. The Company cautions you that these statements concern current expectations about the Company’s future performance or events and are subject to a number of uncertainties, risks, and other influences, many of which are beyond the Company’s control, that may affect the accuracy of the statements or the prospects upon which the statements are based including, without limitation, risks associated with our ability to comply with the extensive federal and state regulatory framework applicable to the for-profit education industry such as the 90/10 rule, prescribed cohort default rates, the effect of current and future Title IV Program regulations arising out of negotiated rulemakings, including any potential reductions in funding or restrictions on the use of funds received through Title IV Programs and financial responsibility and administrative capability standards; the effect of future legislative or regulatory initiatives related to veterans' benefit programs; our ability to obtain timely regulatory approvals in connection with acquisitions of additional schools and the related risks associated with integration of acquired schools; risks associated with the opening of new campuses; our ability to execute our growth strategies including updating and expanding the content of existing programs and developing new programs for our students in a timely and cost-effective manner while maintaining positive student outcomes; our ability to effectively compete within our industry; impacts related to epidemics or pandemics; risks associated with cybersecurity; general economic conditions; and other factors discussed in the “Risk Factors” section of our Annual Reports and Quarterly Reports filed with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement, and Lincoln undertakes no obligation to publicly revise or update any forward-looking statements, whether as a result of new information, future events or otherwise after the date hereof.

LINCOLN EDUCATIONAL SERVICES CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share amounts)
(Unaudited)

	September 30,	December 31,
	2026	2025
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$20,627	$28,519
Accounts receivable, less allowance of $42,850 and $43,975 at September 30, 2026, and December 31, 2025, respectively	39,402	36,929
Inventories	3,710	3,986
Income tax receivable	246	1,599
Tenant allowance receivable	4,339	8,127
Prepaid and other assets	2,675	7,872
Total current assets	70,999	87,032

PROPERTY, EQUIPMENT AND FACILITIES - At cost, net of accumulated depreciation and amortization of $166,330 and $148,067 at September 30, 2026, and December 31, 2025, respectively	219,996	171,603

OTHER ASSETS:
Noncurrent receivables, less allowance of $27,765 and $26,371 at September 30, 2026, and December 31, 2025, respectively	22,371	21,248
Deferred finance charges	1,398	302
Deferred income taxes, net	21,668	21,668
Operating lease right-of-use assets	144,332	154,223
Finance lease right-of-use assets	23,822	25,075
Goodwill	10,742	10,742
Other assets, net	1,806	1,271
Total other assets	226,139	234,529
TOTAL ASSETS	$517,134	$493,164

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Unearned tuition	$45,603	$44,159
Accounts payable	44,127	27,023
Accrued expenses	19,106	18,430
Current portion of operating lease liabilities	11,254	10,634
Current portion of finance lease liabilities and current portion of long-term debt	838	463
Total current liabilities	120,928	100,709

NONCURRENT LIABILITIES:
Long-term portion of operating lease liabilities	153,567	162,113
Long-term portion of finance lease liabilities	30,207	30,654
Long-term debt	24,752	-
Total liabilities	329,454	293,476

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
Common stock, no par value - authorized 100,000,000 shares at September 30, 2026, and December 31, 2025, issued and outstanding 30,850,093 shares at September 30, 2026, and 31,623,795 shares at December 31, 2025	46,858	48,181
Additional paid-in capital	30,636	52,339
Retained earnings	110,186	99,168
Total stockholders' equity	187,680	199,688
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$517,134	$493,164

LINCOLN EDUCATIONAL SERVICES CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
REVENUE	$159,177	$141,389	$445,695	$375,369
COSTS AND EXPENSES:
Educational services and facilities	67,122	57,283	185,148	151,483
Selling, general and administrative	84,340	77,811	243,141	211,775
Gain on sale of assets	19	10	(8)	(466)
Total costs and expenses	151,481	135,104	428,281	362,792
OPERATING INCOME	7,696	6,285	17,414	12,577
OTHER:
Interest income	5	-	42	125
Interest expense	(1,114)	(991)	(3,009)	(2,505)
INCOME BEFORE INCOME TAXES	6,587	5,294	14,447	10,197
PROVISION FOR INCOME TAXES	1,871	1,495	3,429	2,899
NET INCOME	4,716	3,799	11,018	7,298
Basic
Net income per common share	$0.15	$0.12	$0.35	$0.24
Diluted
Net income per common share	$0.15	$0.12	$0.35	$0.23
Weighted average number of common shares outstanding:
Basic	31,165	31,000	31,184	30,934
Diluted	31,424	31,318	31,432	31,221

LINCOLN EDUCATIONAL SERVICES CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended
	September 30,
	2026	2025

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$11,018	$7,298
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	22,125	12,680
Finance lease amortization	1,253	1,253
Amortization of deferred finance charges	157	107
Deferred income taxes	-	547
Loss (gain) on sale of assets	8	(466)
Fixed asset donations	(175)	(197)
Provision for credit losses	47,062	42,584
Stock-based compensation expense	4,777	4,081
(Increase) decrease in assets:
Accounts receivable	(50,658)	(53,919)
Inventories	276	(40)
Prepaid income taxes	1,353	(1,431)
Prepaid expenses and current assets	9,808	(3,802)
Other assets, net	79	1,950
Increase (decrease) in liabilities:
Accounts payable	12,550	(2,856)
Accrued expenses	566	4,813
Unearned tuition	1,444	2,854
Income taxes payable	-	(1,072)
Other liabilities	(128)	1,419
Total adjustments	50,497	8,505
Net cash provided by operating activities	61,515	15,803
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(67,370)	(68,127)
Proceeds from sale of property and equipment	534	494
Net cash used in investing activities	(66,836)	(67,633)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from borrowings	95,000	45,000
Payments on borrowings	(85,000)	(37,000)
Payment of deferred finance fees	(1,253)	(121)
Finance lease principal paid	(340)	(266)
Tenant allowance finance leases	-	2,212
Principal payments on mortgage loan	(20)	-
Proceeds from mortgage loan	15,040	-
Repurchases of common stock	(19,298)	-
Net share settlement for equity-based compensation	(6,700)	(3,788)
Net cash (used in) provided by financing activities	(2,571)	6,037
NET DECREASE IN CASH AND CASH EQUIVALENTS	(7,892)	(45,793)
CASH AND CASH EQUIVALENTS —Beginning of period	28,519	59,273
CASH AND CASH EQUIVALENTS—End of period	$20,627	$13,480

(1) RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
In addition to disclosing financial results that are determined in accordance with U.S. generally accepted accounting principles (“GAAP”), the Company believes it is useful to present non-GAAP financial measures that exclude certain significant items as a means to understand the performance of its business, and to enable comparability of operating performance between periods. Additionally, the Company’s management regularly uses these non-GAAP financial measures to make operating decisions, and for planning and forecasting purposes. EBITDA, adjusted EBITDA, and total liquidity are measures not recognized in financial statements presented in accordance with GAAP.
•	We define EBITDA as income (loss) before net interest expense (interest income), provision (benefit) for income taxes, depreciation and amortization.
•	We define adjusted EBITDA as EBITDA plus stock-based compensation expense and adjustments for items not considered part of the Company’s normal recurring operations.
•	We define total liquidity as the Company’s cash and cash equivalents and available borrowings under our revolving credit facility.

EBITDA, adjusted EBITDA, and total liquidity are presented because we believe they are useful indicators of the Company’s performance and ability to make strategic investments and meet capital expenditures and debt service requirements. However, they are not intended to represent cash flows from operations as defined by GAAP and should not be used as an alternative to net income (loss) as indicators of operating performance or cash flow as a measure of liquidity. EBITDA, adjusted EBITDA, and total liquidity are not necessarily comparable to similarly titled measures used by other companies.
Adjusted EBITDA excludes non-cash stock-based compensation and one-time, non-recurring items. Historically Adjusted EBITDA has excluded pre-opening costs, as well as net operating losses from new campuses, for up to four quarters after the campus opening, or until the campus becomes profitable, whichever occurs first. Beginning in fiscal year 2026, the Company no longer excludes pre-opening costs or net operating losses from new campuses and program expansions when calculating adjusted EBITDA. Going forward, adjusted EBITDA will reflect only the add-back of non-cash stock-based compensation and other non-recurring items, if any. Prior period amounts in this release have been recast to conform to the current methodology.
The following tables present reconciliations of net income (loss) to EBITDA and adjusted EBITDA, as well as a presentation of total liquidity (in thousands):

	Three Months Ended September 30,
	(Unaudited)
	Consolidated		Campus Operations		Corporate
	2026	2025	2026	2025	2026	2025

Net income (loss)	$4,716	$3,799	$24,074	$22,651	$(19,358)	$(18,852)
Interest expense, net	1,109	991	769	609	340	382
Provision for income taxes	1,871	1,495	-	-	1,871	1,495
Depreciation and amortization	7,956	5,460	7,825	5,316	131	144
EBITDA	15,652	11,745	32,668	28,576	(17,016)	(16,831)
Stock-based compensation expense	1,718	1,532	-	-	1,718	1,532
Adjusted EBITDA	$17,370	$13,277	$32,668	$28,576	$(15,298)	$(15,299)

	Nine Months Ended September 30,
	(Unaudited)
	Consolidated		Campus Operations		Corporate
	2026	2025	2026	2025	2026	2025

Net income (loss)	$11,018	$7,298	$72,192	$62,433	$(61,174)	$(55,135)
Interest expense, net	2,968	2,380	1,948	1,809	1,020	571
Provision for income taxes	3,429	2,899	-	-	3,429	2,899
Depreciation and amortization	23,377	13,933	22,981	13,461	396	472
EBITDA	40,792	26,510	97,121	77,703	(56,329)	(51,193)
Stock-based compensation expense	4,777	4,080	-	-	4,777	4,080
Adjusted EBITDA	$45,569	$30,590	$97,121	$77,703	$(51,552)	$(47,113)

As of
September 30, 2026
Cash and cash equivalents	$20,627
Credit facility	115,000
Total liquidity	$135,627

*As of September 30, 2026, $10.0 million was outstanding under the revolving credit facility.

The tables below present operating income (loss) (in thousands) for the three and nine months ended September 30, 2026, and 2025:

	Three Months Ended September 30,
Operating Income (loss):	2026	2025	% Change
Campus Operations	$24,843	$23,261	6.8%
Corporate	(17,147)	$(16,976)	(1.0)%
Total	$7,696	$6,285	22.5%

	Nine Months Ended September 30,
Operating Income (loss):	2026	2025	% Change
Campus Operations	$74,140	$64,241	15.4%
Corporate	(56,726)	(51,664)	(9.8)%
Total	$17,414	$12,577	38.5%

The tables below present student starts and student population with a breakdown by Transportation and Skilled Trades programs and Healthcare and Other Professions programs.

Population by Program:

	Three Months Ended September 30,
	2026	2025	2025*	% Change	% Change*

Starts:
Transportation and Skilled Trades	6,120	7,705	5,253	(20.6)%	16.5%
Healthcare and Other Professions	1,242	1,504	1,192	(17.4)%	4.2%
Total	7,362	9,209	6,445	(20.1)%	14.2%

Average Population:
Transportation and Skilled Trades	15,101	12,894	13,302	17.1%	13.5%
Healthcare and Other Professions	3,483	3,409	3,461	2.2%	0.6%
Total	18,584	16,303	16,763	14.0%	10.9%

End of Period Population:
Transportation and Skilled Trades	16,571	14,635	14,635	13.2%	13.2%
Healthcare and Other Professions	3,754	3,609	3,609	4.0%	4.0%
Total	20,325	18,244	18,244	11.4%	11.4%

	Nine Months Ended September 30,
	2026	2025	2025*	% Change	% Change*

Starts:
Transportation and Skilled Trades	15,361	13,606	13,606	12.9%	12.9%
Healthcare and Other Professions	3,479	3,370	3,370	3.2%	3.2%
Total	18,840	16,976	16,976	11.0%	11.0%

Average Population:
Transportation and Skilled Trades	14,837	12,170	12,442	21.9%	19.2%
Healthcare and Other Professions	3,567	3,606	3,640	(1.1)%	(2.0)%
Total	18,404	15,776	16,082	16.7%	14.4%

End of Period Population:
Transportation and Skilled Trades	16,571	14,635	14,635	13.2%	13.2%
Healthcare and Other Professions	3,754	3,609	3,609	4.0%	4.0%
Total	20,325	18,244	18,244	11.4%	11.4%

* 2025 figures exclude 2,764 student starts on July 1, 2025, to align with comparable student start activity in the current year during the last week of June 2026, returning to our typical start schedule.

The reconciliations below present management’s projections of the various components included in the Company’s outlook for the full year 2026. These calculations are furnished for illustrative purposes and will be reviewed as the year progresses to reflect actual results, the Company’s outlook and the continued relevance of specific items. Any necessary revisions or modifications will be disclosed in future announcements of 2026 quarterly results. Adjusted EBITDA and net income have been reconciled to the midpoint of our guidance.

Reconciliation of Net Income to Adjusted EBITDA - 2026 Guidance
(Reconciled to the Mid-Point of 2026 Guidance)

Adjusted
EBITDA
Net Income	$24,500
Interest expense, net	4,000
Provision for taxes	10,300
Depreciation and amortization	33,000
EBITDA	71,800
Stock-based compensation expense	6,200
Total	$78,000

2026 Guidance Range	$76,000 - $80,000

LINCOLN EDUCATIONAL SERVICES CORPORATION
Brian Meyers, CFO
973-736-9340

EVC GROUP LLC
Investor Relations: Michael Polyviou, mpolyviou@evcgroup.com, 732-933-2754
Media Relations: Tom Gibson, 201-476-0322